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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 29, 2002
Date of Report (Date of earliest event reported)

PEREGRINE SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22209 (Commission File)	95-3773312 (IRS Employer Identification Number)

3611 Valley Centre Drive
Fifth Floor
San Diego, CA 92130

(858) 481-5000
(Address of Principal Executive Offices)

(Former name of former address, if changed since last report)

ITEM 5: OTHER EVENTS

        On August 29, 2002, Peregrine Systems, Inc. (the "Company") received notice from the Nasdaq Listing Qualifications Panel of its determination to delist the Company's common stock from the Nasdaq National Market at the opening of trading on August 30, 2002 because the Company has not filed periodic reports with the Securities and Exchange Commission. The Company's press release, dated August 29, 2002, relating to the Nasdaq notification is attached hereto as Exhibit 99.1.

        On August 29, 2002, the Company also entered into a forbearance agreement with three major U.S. financial institutions to restructure approximately $103 million in accounts receivable financing arrangements. The Company's obligations are a result of its past practice of financing its accounts receivable. Under the forbearance agreement, a significant portion of the Company's obligations will be repaid over four years at an interest rate of six percent, with the remaining amounts due to the financial institutions paid according to their original terms. The forbearance agreement requires repayment of the Company's obligations as the related accounts receivable are collected. In addition, the Company is required to repay the obligations with a portion of any proceeds from certain sales of assets and future financing transactions. Apart from these required payments, the forbearance agreement requires payment of interest only during the first year and amortized payments of principal and interest beginning August 1, 2003.

        The Company's obligations under the forbearance agreement are secured by a security interest in substantially all of the Company's and its major subsidiaries' assets (other than real property) that is subordinate to the security interest granted by the Company and certain subsidiaries in connection with its previously disclosed loan and security agreement with Foothill Capital Corporation, acting as arranger and administrative agent, and Ableco Finance LLC, as a lender. Under specified circumstances, the financial institutions party to the forbearance agreement have agreed to further subordinate their security interest in connection with new financings.

        On August 29, 2002, the Company also announced that it is in the process of completing the restatement of its financial statements for fiscal years 2000, 2001 and the first nine months of fiscal year 2002. The Company currently expects that it will reduce previously recorded revenue by approximately $250 million during the 11-quarter restatement period. In connection with the review of the Company's past revenue recognition accounting practices, certain amounts of revenue may be reported in different quarters than originally reported. In addition, the Company will record a non-cash charge of approximately $100 million related to stock option compensation during the restatement period. Because the restatement process is ongoing and not yet complete, the amount of the restatement remains subject to change and if the amount changes, the change may be material.

        The Company's press release, dated August 29, 2002, relating to the restructuring of the Company's receivables financing and the Company's progress toward restatement of its financial statements is attached hereto as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release dated August 29, 2002 of Peregrine Systems, Inc. relating to Nasdaq delisting notification.
99.2	Press Release dated August 29, 2002 of Peregrine Systems, Inc. relating to the restructuring of the Company's receivables financing and the Company's progress toward restatement of its financial statements.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2002	PEREGRINE SYSTEMS, INC.
	By:	/s/ KATHRYN VIZAS
Kathryn Vizas Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated August 29, 2002 of Peregrine Systems, Inc. relating to Nasdaq delisting notification.
99.2	Press Release dated August 29, 2002 of Peregrine Systems, Inc. relating to the restructuring of the Company's receivables financing and the Company's progress toward restatement of its financial statements.

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SIGNATURES
INDEX TO EXHIBITS